Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Oliver. G. Brewer, III, Bradley J. Holiday and Brian P. Lynch, and each of them, with full power of substitution and resubstitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date

/s/ OLIVER G. BREWER III	President and Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2014
Oliver G. Brewer III

/s/ BRADLEY J. HOLIDAY	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2014
Bradley J. Holiday

/s/ JENNIFER L. THOMAS	Chief Accounting Officer (Principal Accounting Officer)	August 5, 2014
Jennifer L. Thomas

/s/ SAMUEL H. ARMACOST	Director	August 5, 2014
Samuel H. Armacost

/s/ RONALD S. BEARD	Director	August 5, 2014
Ronald S. Beard

/s/ JOHN C. CUSHMAN, III	Director	August 5, 2014
John C. Cushman, III

/s/ JOHN F. LUNDGREN	Director	August 5, 2014
John F. Lundgren

/s/ ADEBAYO O. OGUNLESI	Director	August 5, 2014
Adebayo O. Ogunlesi

/s/ RICHARD L. ROSENFIELD	Director	August 5, 2014
Richard L. Rosenfield

/s/ ANTHONY S. THORNLEY	Director	August 5, 2014
Anthony S. Thornley